Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-271881

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated April 2, 2024
PRELIMINARY PRICING SUPPLEMENT dated April 2, 2024
(To Product Supplement No. 2 dated June 30, 2023
Prospectus Supplement dated May 12, 2023
and Prospectus dated May 12, 2023)
Jefferies Financial Group Inc. Medium-Term Notes, Series A Equity Linked Securities

Market Linked Securities— Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April 28, 2025

■     Linked to the lowest performing of the common stock of NVIDIA Corporation and the common stock of Advanced Micro Devices, Inc. (each referred to as an “Underlying Stock”)
■     Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms:
■ If the stock closing price of the lowest performing Underlying Stock increases, remains flat or decreases but is not less than 60% of its starting price (its “threshold price”), you will receive the face amount plus the contingent fixed return of at least 18.00% (to be determined on the pricing date) of the face amount.
■ If the stock closing price of the lowest performing Underlying Stock decreases and is less than its threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price, and you will lose more than 40%, and possibly all, of the face amount.
■      Investors may lose some or all of the face amount.
■     Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing Underlying Stock significantly exceeds its starting price; you will not participate in any appreciation of either Underlying Stock.
■     Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably.
■     All payments on the securities are subject to our credit risk, and you will have no ability to pursue any Underlying Stock for payment; if we default on our obligations under the securities, you could lose some or all of your investment
■     No periodic interest payments or dividends
■     No exchange listing; designed to be held to maturity

We estimate that the value of each security on the pricing date will be approximately $971.00, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement. See “Estimated Value of the Securities” in this pricing supplement.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.
The securities are senior unsecured obligations of Jefferies Financial Group Inc. and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)(2)	Proceeds to the Issuer
Per Security	$1,000.00	$23.25	$976.75
Total
(1)
Jefferies LLC and Wells Fargo Securities, LLC are the agents for the distribution of the securities and are acting as principal.  See “Terms of the Securities—Agents” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)
In respect of certain securities sold in this offering, Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Jefferies	Wells Fargo Securities

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Terms of the Securities

Issuer:	Jefferies Financial Group Inc.
Market Measures:
The common stock of NVIDIA Corporation (Bloomberg ticker: NVDA) and the common stock of Advanced Micro Devices, Inc. (Bloomberg ticker: AMD) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date*:	April 16, 2024.
Issue Date*:	April 19, 2024
Calculation Day*:	April 23, 2025, subject to postponement as described below under “-Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	April 28, 2025, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•   if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price: $1,000 plus the contingent fixed return; or
•   if the ending price of the lowest performing Underlying Stock is less than its threshold price:
$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)

If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price and will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return.
Contingent Fixed Return:
The “contingent fixed return” will be determined on the pricing date and will be at least 18.00% of the face amount (at least $180.00 per security). As a result of the contingent fixed return, the maximum maturity payment amount will be at least $1,180.00 per security.

Stock Return:	The “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its ending price, calculated as follows:
Threshold Price:
With respect to the common stock of NVIDIA Corporation:          , which is equal to 60% of its starting price.
With respect to the common stock of Advanced Micro Devices, Inc.:          , which is equal to 60% of its starting price.

Starting Price:
With respect to the common stock of NVIDIA Corporation:          , its stock closing price on the pricing date.
With respect to the common stock of Advanced Micro Devices, Inc.:          , its stock closing price on the pricing date.

PRS-2

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the calculation day.
Stock Closing Price:
With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see  “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Jefferies Financial Services Inc. (“JFSI”), a wholly owned subsidiary of Jefferies Financial Group Inc.
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Agents:
Jefferies LLC and Wells Fargo Securities, LLC (“WFS”) are the agents for the distribution of the securities. The agents will receive an agent discount of up to $23.25 per security. The agents may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, Jefferies LLC may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The agents and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities.  If the agents or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	47233WEB1

*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. 2 dated June 30, 2023, the prospectus supplement dated May 12, 2023 and the prospectus dated May 12, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
As used in this pricing supplement, “we,” “us” and “our” refer to Jefferies Financial Group Inc., unless the context requires otherwise.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. 2 dated June 30, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123032428/brhc20055267_424b2.htm
•	Prospectus Supplement dated May 12, 2023 and Prospectus dated May 12, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123024421/ny20009069x3_424b2.htm

PRS-4

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Estimated Value of the Securities
The face amount of each security is $1,000.  The original issue price will equal 100% of the face amount per security.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original offering price.  We estimate that the value of each security on the pricing date will be approximately $971.00, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.
Valuation of the Securities
Jefferies LLC calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models at that time. Jefferies LLC’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). In calculating the estimated value of the derivative component, Jefferies LLC estimated future cash flows based on a proprietary derivative-pricing model that is in turn based on various inputs, including the factors described under “Selected Risk Considerations—The estimated value of the securities was determined for us by our subsidiary using proprietary pricing models” below. These inputs may be market-observable or may be based on assumptions made by Jefferies LLC in its discretionary judgment. Estimated cash flows on the bond and derivative components were discounted using a discount rate based on our internal funding rate.
The estimated value of the securities is a function of the terms of the securities and the inputs to Jefferies LLC’s proprietary pricing models.  The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects uncertainty on the date of this preliminary pricing supplement about the inputs to Jefferies LLC’s proprietary pricing models on the pricing date.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modification to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.
The relationship between the estimated value on the pricing date and the secondary market price of the securities
The price at which the agents or any of their respective affiliates purchase the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the Market Measure, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as a bid-offer spread that would be charged in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.
The agents and/or their respective affiliates may, but are not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

PRS-5

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾	do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
◾
seek a contingent fixed return at maturity of at least 18.00% (to be determined on the pricing date) of the face amount if the ending price of the lowest performing Underlying Stock is greater than or equal to its threshold price.

◾
anticipate that the ending price of the lowest performing Underlying Stock will be greater than or equal to its threshold price, and are willing and able to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

◾
understand that if the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price, the return you will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which its ending price exceeds its starting price.

◾
understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock and that you will not benefit in any way from the performance of the better performing Underlying Stock.

◾	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
◾	understand and are willing to accept the full downside risks of all of the Underlying Stocks.
◾
understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to either Underlying Stock; and

◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek an investment that produces periodic interest or coupon payments or other sources of current income.
◾	seek an investment that provides for the full repayment of principal at maturity.
◾
anticipate that the ending price of the lowest performing Underlying Stock will be less than its threshold price, or are unwilling or unable to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

◾
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◾	seek an investment that provides for full exposure to the upside performance of either Underlying Stock above the contingent fixed return.;
◾
seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

◾	are unwilling to accept the risk of exposure to each of the Underlying Stocks.;
◾	seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to either Underlying Stock.;
◾	are unwilling to accept our credit risk, to obtain exposure to the Underlying Stocks generally, or to the exposure to the Underlying Stocks that the securities provide specifically; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Underlying Stocks” below.

PRS-6

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Determining the Maturity Payment Amount
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.
Step 2: Calculate the maturity payment amount based on the stock return of the lowest performing Underlying Stock, as follows:

Is the ending price of the lowest performing Underlying Stock greater than or equal to its threshold price?
Yes
You will receive per security:
$1,000 *plus* the contingent fixed return
No
You will receive per security:
$1,000 + ($1,000 x stock return of the lowest performing Underlying)
In this case, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity

PRS-7

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If the Ending Price of the Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose More Than 40%, and Possibly All, of the Face Amount of Your Securities at Maturity
The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Underlying Stock and will depend on whether, and the extent to which, that Underlying Stock has appreciated or depreciated. If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose 1% of the face amount of the securities for every 1% that its ending price is less than its starting price. Accordingly, under these circumstances, you will lose more than 40%, and possibly all, of your face amount at maturity.
The Potential Return on the Securities Is Limited to the Contingent Fixed Return and May Be Lower Than the Return on a Direct Investment in Either Underlying Stock
The potential return on the securities is limited to the contingent fixed return, regardless of the appreciation of either Underlying Stock, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in either Underlying Stock.
Your Ability to Receive the Contingent Fixed Return May Terminate on the Calculation Day
If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will not be entitled to receive the contingent fixed return at maturity. Under these circumstances, you will lose more than 40%, and possibly all, of your face amount at maturity.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stock Performs Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of an Underlying Stock could offset the poor performance of the others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stock.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the calculation day. Although it is necessary for each Underlying Stock to close at or above its respective threshold price on the calculation day in order for you to receive the contingent fixed return and for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities.

PRS-8

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
To the extent the Underlying Stocks represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.
Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the contingent fixed return, if payable. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.
The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
The calculation day with respect to an Underlying Stock will be postponed if the originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to an Underlying Stock on the calculation day. If such a postponement occurs with respect to the calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.
The Tax Consequences Of An Investment In Your Securities Are Uncertain.
The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.
The Internal Revenue Service (“IRS”) announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the IRS may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.
Risks Relating To An Investment In Our Debt Securities, Including The Securities
The Securities Are Subject To Our Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any Underlying Stock for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of The Securities On The Pricing Date, Based On Jefferies LLC Proprietary Pricing Models At That Time And Our Internal Funding Rate, Will Be Less Than The Original Offering Price.
The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the original offering price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our subsidiaries in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to Jefferies LLC or other of our subsidiaries in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

PRS-9

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
The Estimated Value Of The Securities Was Determined For Us By Our Subsidiary Using Proprietary Pricing Models.
Jefferies LLC derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models at that time.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the Market Measures.  Jefferies LLC’s views on these inputs and assumptions may differ from your or others’ views, and as an agent in this offering, Jefferies LLC’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our subsidiaries may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modifications to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate.
The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities.  Our internal funding rate is generally lower than our secondary market rate, which is the rate that Jefferies LLC will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not the same as the interest that is payable on the securities.
Because there is not an active market for traded instruments referencing our outstanding debt obligations, Jefferies LLC determines our secondary market rate based on the market price of traded instruments referencing our debt obligations, but subject to adjustments that Jefferies LLC makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our creditworthiness as adjusted for discretionary factors such as Jefferies LLC’s preferences with respect to purchasing the securities prior to maturity.
The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS, Jefferies LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the original offering price.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.  WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.  If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

PRS-10

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current price of the Underlying Stocks, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: the performance of each Underlying Stock; interest rates; volatility of the Underlying Stocks; time remaining to maturity; and dividend yields on the Underlying Stocks.  When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the contingent fixed return feature because the return on the securities will not be greater than the return represented by the contingent fixed return. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of an Underlying Stock.  Because numerous factors are expected to affect the value of the securities, changes in the price of an Underlying Stock may not result in a comparable change in the value of the securities.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agents and/or their respective affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agents are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Risks Relating To The Underlying Stocks
The Maturity Payment Amount Will Depend Upon The Performance Of Each Underlying Stock And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.
•	We Cannot Control Actions By The Underlying Stock Issuer of any Underlying Stock.
•	We And Our Subsidiaries Have No Affiliation With The Underlying Stock Issuer of any Underlying Stock And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than an Original Underlying Stock Issuer.
•	You Have Limited Anti-dilution Protection.
Risks Relating To Conflicts Of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our subsidiaries or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our subsidiaries or any

PRS-11

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our subsidiary and may be required to make discretionary judgments that affect the return you receive on the securities.  JFSI, a wholly owned subsidiary of Jefferies Financial Group Inc., will be the calculation agent for the securities.  As calculation agent, JFSI will determine any values of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, JFSI may be required to make discretionary judgments that may adversely affect any payments on the securities.  See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that JFSI is our subsidiary may cause it to have economic interests that are adverse to your interests as an investor in the securities, and JFSI’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our subsidiaries or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of the Underlying Stocks.
•	Business activities of our subsidiaries or any participating dealer or its affiliates with the Underlying Stock Issuer of any Underlying Stock may adversely affect the value of the Underlying Stocks.
•	Hedging activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of the Underlying Stocks.
•	Trading activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of the Underlying Stocks.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Hypothetical Examples and Returns
The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical stock returns of the lowest performing Underlying Stock, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Underlying Stock.
The hypothetical starting price of the lowest performing Underlying Stock of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual starting price of the lowest performing Underlying Stock. The actual starting price for each Underlying Stock will be the stock closing price of that Underlying Stock on the pricing date and will be determined on the pricing date. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The Underlying Stocks” in this pricing supplement.
The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.
Hypothetical Contingent Fixed Return:	18.00% per security (the minimum contingent fixed return)
Hypothetical Starting Price of Lowest Performing Underlying Stock:	$100.00
Hypothetical Threshold Price of Lowest Performing Underlying Stock:	$60.00 (60% of its hypothetical starting price)
Hypothetical Payout Profile

Contingent Fixed Return of 18% of the principal amount
Repayment of principal amount for decrease of not more than 40%
-40%
Security Return at Maturity
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Stock Return of Lowest Performing Underlying Stock

PRS-13

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Hypothetical Returns
Hypothetical ending price of the lowest performing Underlying Stock	Hypothetical stock return of the lowest performing Underlying Stock	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$200.00	100.00%	$1,180.00	18.00%
$175.00	75.00%	$1,180.00	18.00%
$150.00	50.00%	$1,180.00	18.00%
$140.00	40.00%	$1,180.00	18.00%
$130.00	30.00%	$1,180.00	18.00%
$120.00	20.00%	$1,180.00	18.00%
$118.00	18.00%	$1,180.00	18.00%
$110.00	10.00%	$1,180.00	18.00%
$105.00	5.00%	$1,180.00	18.00%
$102.50	2.50%	$1,180.00	18.00%
$100.00	0.00%	$1,180.00	18.00%
$90.00	-10.00%	$1,180.00	18.00%
$80.00	-20.00%	$1,180.00	18.00%
$60.00	-40.00%	$1,180.00	18.00%
$59.00	-41.00%	$590.00	-41.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%
(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-14

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Hypothetical Examples
Example 1. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the stock closing price of the lowest performing Underlying Stock from its hypothetical starting price to its hypothetical ending price:
	Common Stock of NVDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$110.00	$145.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return (ending price – starting price)/starting price:	10.00%	45.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.
In this example, the common stock of NVIDIA Corporation has the lowest stock return and is, therefore, the lowest performing Underlying Stock.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.
Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the contingent fixed return.
On the stated maturity date, you would receive $1,180.00 per security.
Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the stock closing price of the lowest performing Underlying Stock from the hypothetical starting price to the hypothetical ending price:
	Common Stock of NVDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$170.00	$150.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return (ending price – starting price)/starting price:	70.00%	50.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.
In this example, the common stock of Advanced Micro Devices, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.
Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical starting price, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the contingent fixed return. Even though the lowest performing Underlying Stock increased by 50% from its hypothetical starting price to its hypothetical ending price in this example, your return is limited to the contingent fixed return of 18.00%.
On the stated maturity date, you would receive $1,180.00 per security.

PRS-15

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Example 3. Maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, even though the ending price of the lowest performing Underlying Stock is less than its starting price but is greater than its threshold price:

	Common Stock of NVDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$80.00	$90.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return (ending price – starting price)/starting price:	-20.00%	-10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.
In this example, the common stock of NVIDIA Corporation has the lowest stock return and is, therefore, the lowest performing Underlying Stock.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.
Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the contingent fixed return.
On the stated maturity date, you would receive $1,180.00 per security.
Example 4. Maturity payment amount is less than the face amount:

	Common Stock of NVDIA Corporation	Common Stock of Advanced Micro Devices, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$120.00	$40.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical stock return (ending price – starting price)/starting price:	20.00%	-60.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock.
In this example, the common stock of Advanced Micro Devices, Inc.  has the lowest stock return and is, therefore, the lowest performing Underlying Stock.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock.
Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical threshold price, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock)
$1,000 + ($1,000 × -60.00%)
= $400.00
On the stated maturity date, you would receive $400.00 per security.
This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock is less than its threshold price, even if the ending price of the other Underlying Stock has appreciated or has not declined below its threshold price.

PRS-16

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose more than 40%, and possibly all, of your face amount at maturity.
The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PRS-17

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
The Underlying Stocks
All disclosures contained in this pricing supplement regarding the Underlying Stocks and the applicable Underlying Stock Issuers have been derived from publicly available sources.  Because the Underlying Stock Issuers are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the Securities and Exchange Commission (SEC). Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s web site at sec.gov by reference to the CIK number set forth below. None of us, the calculation agent, Jefferies LLC or any of our other subsidiaries makes any representation to you as to the future performance of the Underlying Stocks.  You should make your own investigation into the Underlying Stocks.

This pricing supplement relates only to the offering of the securities and does not relate to any offering of the Underlying Stocks or any other securities of the Underlying Stock Issuers. None of us, Jefferies LLC, WFS or any of our or their respective subsidiaries or affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the securities. None of us, Jefferies LLC, WFS or any of our or their respective subsidiaries or affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this pricing supplement, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Stock Issuers could affect the price of the Underlying Stocks and therefore could affect your return on the securities. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
NVIDIA Corporation
NVIDIA Corporation invented the graphics processing unit (GPU) and has leveraged its GPU architecture to create platforms for scientific computing, artificial intelligence, data science, autonomous vehicles, robotics and metaverse and 3D internet applications. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “NVDA.” The Underlying Stock Issuer's CIK number is 0001045810 and its SEC file number is 000-23985.
Historical Information
We obtained the closing prices of NVDA in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of NVDA for the period from January 1, 2017 to March 27. 2024. The closing price on March 27, 2024 was 902.50. The historical performance of NVDA should not be taken as an indication of the future performance of NVDA during the term of the securities.

NVIDIA CORP Daily Closing Levels
1,200
1,000
800
600
400
200
0
DailyClosingLevel
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Date

PRS-18

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Advanced Micro Devices, Inc.
Advanced Micro Devices, Inc. produces semiconductor products and devices. The company offers products such as microprocessors, embedded microprocessors, chipsets, graphics, video and multimedia products and supplies it to third-party foundries, as well as provides assembling, testing, and packaging services. AMD serves customers worldwide.. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “AMD.” The Underlying Stock Issuer's CIK number is 0000002488 and its SEC file number is 001-07882.
Historical Information
We obtained the closing prices of AMD in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of AMD for the period from January 1, 2017 to March 27, 2024. The closing price on March 27, 2024 was 179.59. The historical performance of AMD should not be taken as an indication of the future performance of AMD during the term of the securities.

ADVANCED MICRO DEVICES Daily Closing Levels
250
200
150
100
50
0
DailyClosingLevel
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Date

PRS-19

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying product supplement.
The following section is the opinion of Sidley Austin LLP, our counsel. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
◾	a dealer in securities or currencies;
◾	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
◾	a bank;
◾	a life insurance company;
◾	a tax exempt organization;
◾	a partnership;
◾	a regulated investment company;
◾	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
◾	a common trust fund;
◾	a person that owns a security as a hedge or that is hedged against interest rate risks;
◾	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
◾	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
Although this section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your securities as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of each of your securities and you are:
◾	a citizen or resident of the United States;
◾	a domestic corporation;
◾	an estate whose income is subject to U.S. federal income tax regardless of its source; or
◾
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the Index. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.
Upon the sale, exchange, or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.
We will not attempt to ascertain whether an Underlying Stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If an Underlying Stock issuer was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder of the securities. You should refer to information filed with the SEC by the issuer of each Underlying Stock and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of an Underlying Stock is or becomes a PFIC.

PRS-20

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Alternative Treatments
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.
If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.
If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
It is possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary income or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.
It is also possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.
Possible Change in Law
On December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.
Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.
Backup Withholding and Information Reporting
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information

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Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus. Please see the discussion under “United States Federal Taxation — U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:
◾	a nonresident alien individual;
◾	a foreign corporation; or
◾	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.
The term “Non-U.S. Holder” does not include any of the following holders:
◾
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

◾	certain former citizens or residents of the United States; or
◾	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.
We will not attempt to ascertain whether the issuer of an Underlying Stock would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code. If the issuer of an Underlying Stock was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a Non-U.S. Holder of the securities. You should refer to information filed with the SEC by the issuer of each Underlying Stock and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of an Underlying Stock is or becomes a USRPHC.
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation — Non-U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation — Non-U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective Non-U.S. Holders of the securities should consult their tax advisors in this regard.
Furthermore, on December 7, 2007, the IRS released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon sale, exchange, or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the Underlying Stocks during the term of the securities. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been

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Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under recently proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the securities.

PRS-23

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
LEGAL MATTERS
The validity of the securities is being passed on for us by Sidley Austin LLP, New York, New York.

PRS-24

Market Linked Securities— Contingent Fixed Return and Contingent
Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of
NVIDIA Corporation and the Common Stock of Advanced Micro Devices, Inc. due April
28, 2025
RECENT DEVELOPMENTS

On March 27, 2024, Jefferies Financial Group Inc. announced its financial results for its fiscal first quarter of 2024:

Highlights for the three months ended February 29, 2024:
•	Investment Banking Net Revenues of $740 million
•	Capital Markets Net Revenues of $712 million
•	Asset Management Net Revenues (before allocated net interest) of $288 million
•	Income Before Income Taxes of $220 million
•	Net Income of $150 million (reflects an 25.4% effective tax rate)

Amounts herein pertaining to February 29, 2024 represent a preliminary estimate as of the date of the earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended February 29, 2024.

The above preliminary financial data included in this pricing supplement has been prepared by and is the responsibility of Jefferies’ management. Deloitte & Touche LLP, Jefferies’ independent public accountant, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

PRS-25